UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2010

OCZ TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue
San Jose, California  95119
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 11, 2010, OCZ Technology Group, Inc. (“OCZ”) issued a press release announcing its financial results for the three and six months ended August 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained herein, including the exhibits attached hereto, is furnished solely pursuant to Item 2.02 of this Form 8-K.  Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On October 6, 2010, Kerry T. Smith, Chief Financial Officer of OCZ resigned his position with OCZ and as a director of OCZ.

(c)
Effective October 6, 2010, Arthur Knapp, age 61, was appointed Interim Chief Financial Officer of OCZ.  Mr. Knapp joined OCZ as Chief Financial Officer in November 2005.  In March 2009, he resigned his position as Chief Financial Officer and became OCZ’s Vice President of Finance.  Mr. Knapp previously served as Chief Financial Officer for 15 years at several publicly held high tech companies.  Mr. Knapp also spent 10 years in public accounting, is a CPA/CMA, and holds a B.S. in Accounting from Penn State University.

A copy of a press release issued by OCZ on October 11, 2010 relating to the foregoing is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/S/ Arthur F. Knapp, Jr.
Arthur F. Knapp, Jr Interim Chief Financial Officer

Date:	October 11, 2010

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by OCZ Technology Group, Inc. dated October 11, 2010 (announcing OCZ Technology Group, Inc.’s earnings).
99.2
Press release issued by OCZ Technology Group, Inc. dated October 11, 2010 (announcing resignation of Kerry T. Smith as Chief Financial Officer and director and appointment of Arthur Knapp as Interim Chief Financial Officer).

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